                                                                   EXHIBIT 23-B

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 ("Amendment No. 3") and the related Joint Proxy Statement/Prospectus of Ameritech Corporation (Ameritech) and SBC Communications Inc. of our reports dated January 13, 1998 included and incorporated by reference in Ameritech's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Amendment No. 3 and the related Joint Proxy Statement/Prospectus.

                                          /s/ Arthur Andersen LLP

Chicago, Illinois

October 15, 1998